AMENDME NT TO SCHEDULE II

Schedule II to the Custody Agreement between Principal V ariable Contracts Funds, Inc. ) is hereby amended effective October 26, 2020 by deleting Schedule II in its entirety and replacing such Schedule with the attached Schedule II.

Ex cept as specifically am ended hereby, the Agreement shall remain in full force and effect in accordance with the terms.

Each party represents and warrants to the other party that it has full authority to enter into this Amendment to Schedule II of the Agreem ent upon the terms and conditions hereof and that the individual ex ecuting this Amendment to Schedule II on its behalf has the requisite authority to bind such party to this Amendment to Schedule II and the Agreement.

PRINCIPAL V ARIABLE CONTRACTS FUNDS, INC.

By: /s/ Sara L. Reece

Name: ~~S~~ara L. Reece_

Title: V ice President & Controller

Date: October 26, 2020		_
By:	/s/ Gina Graham

Name: G ina Graham		_

Title: Treasurer		_

Date: October 26, 2020		_

THE BANK OF NEW Y ORK MELLON

By: /s/ Sandra Ricardo

Name: Sandra Ricardo

Title: Vice President

Date: 10/27/20

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EXECUTION

SCHEDULE II

List of Funds

(As of October 26, 2020)

Principal V ariable Contracts Funds, Inc Balanced Account Principal V ariable Contracts Funds, Inc Blue Chip Account

Principal V ariable Contracts Funds, Inc Bond & Mortgage Securities Account Principal V ariable Contracts Funds, Inc Bond Market Index Account Principal V ariable Contracts Funds, Inc Diversified Balanced Account

Principal V ariable Contracts Funds, Inc Diversified Balanced Managed V olatility Account Principal V ariable Contracts Funds, Inc Diversified Balanced V olatility Control Account Principal V ariable Contracts Funds, Inc Diversified G rowth Account

Principal V ariable Contracts Funds, Inc Diversified G rowth Managed V olatility Account Principal V ariable Contracts Funds, Inc Diversified G rowth V olatility Control Account Principal V ariable Contracts Funds, Inc Diversified Income Account

Principal V ariable Contracts Funds, Inc Diversified International Account Principal V ariable Contracts Funds, Inc Equity Income Account

Principal V ariable Contracts Funds, Inc G overnment & High Quality Bond Account Principal V ariable Contracts Funds, Inc Income Account

Principal V ariable Contracts Funds, Inc International Emerging Markets Account Principal V ariable Contracts Funds, Inc LargeCap G rowth Account

Principal V ariable Contracts Funds, Inc LargeCap G rowth Account I Principal V ariable Contracts Funds, Inc LargeCap S&P 500 Index Account

Principal Variable Contracts Funds, Inc LargeCap S&P 500 Managed V olatility Index Account Principal V ariable Contracts Funds, Inc LargeCap V alue Account

Principal V ariable Contracts Funds, Inc MidCap Account Principal V ariable Contracts Funds, Inc Money Market Account Principal V ariable Contracts Funds, Inc Multi Asset Income Account

Principal V ariable Contracts Funds, Inc Principal Capital Appreciation Account Principal V ariable Contracts Funds, Inc Principal LifeTime 2010 Account Principal V ariable Contracts Funds, Inc Principal LifeTime 2020 Account Principal V ariable Contracts Funds, Inc Principal LifeTime 2030 Account Principal V ariable Contracts Funds, Inc Principal LifeTime 2040 Account Principal V ariable Contracts Funds, Inc Principal LifeTime 2050 Account Principal V ariable Contracts Funds, Inc Principal LifeTime 2060 Account Principal V ariable Contracts Funds, Inc Principal LifeTime Strategic Income Account Principal V ariable Contracts Funds, Inc Real Estate Securities Account

Principal V ariable Contracts Funds, Inc SAM Balanced Portfolio

Principal V ariable Contracts Funds, Inc SAM Conservative Balanced Portfolio Principal V ariable Contracts Funds, Inc SAM Conservative G rowth Portfolio Principal V ariable Contracts Funds, Inc SAM Flex ible Income Portfolio Principal V ariable Contracts Funds, Inc SAM Strategic G rowth Portfolio Principal V ariable Contracts Funds, Inc Short-Term Income Account Principal V ariable Contracts Funds, Inc SmallCap Blend Account

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